Exhibit 10.2

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement ("Agreement") is made and entered into this 20th day of February, 2002 intended to be effective as of January 9, 2002, by and between DW Leasing, LLC, an Indiana limited liability company ("DW Leasing") and Fair Holdings, Inc., an Indiana limited liability company ("Fair Holdings").

                                   WITNESSETH:

     WHEREAS, DW Leasing has purchased certain Champion Racing Transporters, financing arrangements, leases and progress payments from Champion Trailer, Inc. (the "Transferred Property"); and

     WHEREAS, agreed to purchase the Transferred Property; and Fair Holdings has paid DW Leasing the sum of $800,582.40 in consideration of the Transferred Property; and

     WHEREAS, Fair Holdings now desires to acquire directly all of DW Leasing's rights, title and interest related to the Transferred Property as well as to assume each and every obligation or liability of DW Leasing of any kind, nature and description under the Documents related to the Transferred Property, which are attached hereto as Exhibit "A".

     NOW, THEREFORE, in consideration of the mutual undertakings and covenants set forth in this Agreement, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, DW Leasing and Fair Holdings, intending to be legally bound, hereby agree as follows:

                      ARTICLE I - ASSIGNMENT AND ASSUMPTION

     1.1 Assignment. DW Leasing hereby assigns, transfers, conveys and delivers to Fair Holdings all of its respective rights, title and interests in and to the Transferred Property.

     1.2 Assumed Liabilities. Fair Holdings hereby assumes and agrees to pay, perform and discharge fully as and when due all of the liabilities, including, without limitation, all of the obligations and duties of DW Leasing that DW Leasing assumed by virtue of executing the various documents set forth at Exhibit "A" and such other liabilities and obligations of, and matured and unmatured claims against DW Leasing relating to the Transferred Property including the obligations to continue progress payments to Champion Trailer, Inc. until the Transferred Property is completed and is ready for delivery.

     1.3 Further Assurances. DW Leasing will, without further consideration, at any time and from time to time at the request of Fair Holdings do, execute, acknowledge, obtain and deliver any and all instruments as may reasonably be required for the purpose of vesting in the Fair Holdings the full right, title and interest of DW Leasing granted under the Transferred Property, enabling Fair Holdings to enjoy and carry out the intent and purposes of this Agreement. Fair Holdings will, without further consideration, at any time and from time to time, at the request of DW Leasing do, execute, acknowledge, obtain and deliver any and all instruments as may reasonably be required for the purpose of effecting the assumption of any liabilities of DW Leasing by Fair Holdings arising by reason of its execution of the Transferred Property documents thereby carrying out the intent and purpose of this Agreement.

                           ARTICLE II - MISCELLANEOUS

     2.1 Binding Effect. This Agreement will be binding upon and will inure to the benefit of DW Leasing and Fair Holdings and their respective successors and permitted assigns.

     2.2 Miscellaneous. Captions and section headings are for convenience only, are not a part of this Agreement, and may not be used in construing it. Any failure by any party to comply with any of the obligations set forth in this Agreement may be waived by the other party, but any such waiver must be in writing and will not be deemed a waiver of any other obligation, agreement or condition contained in this Agreement. Each of the parties agrees to cooperate in the effectuation of the transactions contemplated under this Agreement and to execute any and all additional documents and to take such additional actions as is reasonably necessary for such purposes.

     2.3 Amendments. There are no verbal agreements, representations, warranties, undertakings, or agreements between the parties, and this Agreement may not be amended or modified in any respect except by a written instrument signed by the parties to this Agreement.

     2.4 Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Indiana.

     2.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which when taken together, will deemed to constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement on the date first above written.

                               DW Leasing, LLC

                               By:/s/ Terry G. Whitesell
                                  Terry G. Whitesell, Managing Member


                               Fair Holdings, Inc.

                               By:/s/ Stephen Plopper
                                  Stephen Plopper, Secretary